Exhibit 21

MVB FINANCIAL CORP. AND SUBSIDIARIES ANNUAL REPORT ON FORM 10-KSB

FOR FISCAL YEAR ENDED DECEMBER 31, 2004

Subsidiaries of MVB Financial Corp.

The following are the only subsidiaries of MVB Financial Corp.:

Name of Subsidiary	Jurisdiction of Incorporation
The Monongahela Valley Bank, Inc.	West Virginia